SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2010

MANHATTAN BANCORP

(Exact name of registrant as specified in its charter)

California	333-140448	20-5344927
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

2141 Rosecrans Avenue, Suite 1160, El Segundo, CA 90245

(Address of principal executive offices)

(Zip code)

(310) 606-8000

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

On July 12, 2010, Ms. Millard joined the Bank of Manhattan (the “Bank”) as Executive Vice President and Chief Credit Officer.  The Bank is a fully-owned subsidiary of Manhattan Bancorp (the “Company”).

Mr. Millard, age 48, joined the Bank after serving in various capacities at First Federal Bank of California (“FFB”), most recently as President of the Retail Banking Division, a position she held since 2007.  Among her other assignments at FFB, she served as President of the Real Estate Lending Division for three years and as Executive Vice President and Chief Credit Officer from 1994 to 2004.

Ms. Millard received her MBA from the University of Southern California in 2003 and her undergraduate degrees in Business Administration/Finance from California State University, Hayward in 1984.

The Offer Letter provides for the following:

•                  An initial annual base salary of Two Hundred Five Thousand Dollars ($205,000)

•                  Bonuses up to 25% of the Executive’s base salary subject to the approval of the Bank’s Board of Directors

•                  Not less than twenty-five (25) days of Paid Time Off

•                  Options to purchase 30,000 additional shares in the Company subject to the recommendation of the Bank’s Board of Directors and the approval of the Company’s Board of Directors.

•                  Group health and other insurance benefits on the same terms made available to all salaried employees

Item 9.01                                             Financial statements and exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release dated July 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2010	MANHATTAN BANCORP

	By:	/s/ Dean Fletcher
Dean Fletcher
Executive Vice President
and Chief Financial Officer